SHERWOOD BRANDS, INC.

         6110 EXECUTIVE BOULEVARD, SUITE 1080, ROCKVILLE, MARYLAND 20852

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 4, 1998

                            -------------------------


To the Shareholders of Sherwood Brands, Inc.:

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Sherwood Brands, Inc., a North Carolina corporation (the "Company"), will be held at 10:00 a.m., local time, on Friday, December 4, 1998, at 807 South Main Street, Chase City, Virginia, for the following purposes:

         (1) The election of five members to the Company's Board of Directors to hold office until the Company's 1999 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) The ratification of the appointment of BDO Seidman LLP, as the Company's independent certified public accountants; and

         (3) The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on October 30, 1998 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                  By Order of the Board of Directors

                                  Uziel Frydman
                                  CHAIRMAN OF THE BOARD

Rockville, Maryland
November 6, 1998

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       1998 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                              SHERWOOD BRANDS, INC.

                         -------------------------------

                                 PROXY STATEMENT

                         -------------------------------

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Sherwood Brands, Inc., a North Carolina corporation (the "Company"), of proxies from the holders of the Company's Class A and Class B Common Stock, each with a par value of $.01 per share (collectively, the "Common Stock"), for use at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at 10:00 a.m., local time, on Friday, December 4, 1998, at 807 South Main Street, Chase City, Virginia, or at any adjournment(s) or postponements(s) thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders.

         Shareholders should review the information provided herein in conjunction with the Company's 1998 Annual Report to Shareholders, which accompanies this Proxy Statement. The Company's principal executive offices are located at 6110 Executive Boulevard, Suite 1080, Rockville, Maryland 20852 and its telephone number is (301) 881-9340.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

         (1) The election of five members to the Company's Board of Directors to serve until the Company's 1999 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) The ratification of the appointment of BDO Seidman LLP, as the Company's independent certified public accountants; and

         (3) The transaction of such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the nominees for director named below and in favor of the other matters presented. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors has set the close of business on October 30, 1998 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 2,700,000 shares of Class A Common Stock outstanding and 1,000,000 shares of Class B Common Stock outstanding. Each share of the Company's Class A Common Stock entitles the holder thereof to one vote; each share of the Company's Class B Common Stock entitles the holder thereof to seven votes. By virtue of his holding 1,000,000 shares of Class A and Class B Common Stock, Mr. Uziel Frydman, the Company's Chairman, President and Chief Executive Officer, maintains 82% of the voting control of the Company. Only the holders of issued and outstanding shares of Common Stock are entitled to vote at the Annual Meeting. Shareholders do not have the right to cumulate their votes.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum with respect to all matters presented. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares voted in opposition to the matter, unless such matter is one for which a greater vote is required by law or by the Company's Articles of Incorporation or Bylaws. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

         Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

         A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                               SECURITY OWNERSHIP

         The following table sets forth certain information as of the Record Date concerning the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers (as defined hereafter), and (iv) all executive officers and directors of the Company as a group.

                                             NUMBER OF SHARES
       NAME OF BENEFICIAL OWNER(1)         BENEFICIALLY OWNED(2)       PERCENT OF SHARES
-------------------------------------      ---------------------       -----------------
Uziel Frydman                                    2,000,000(3)                 54.1%(3)
Anat Schwartz                                       75,000                     2.0
Amir Frydman                                        75,000                     2.0
Douglas A. Cummins                                   2,000                     *
Jean E. Clary                                            0                     0
Jason Adelman                                        9,150                     *
All officers and directors as a group            2,161,150                    58.4%
 (8 persons)

--------------------
* Less than 1%

(1) The address for each of the executive officers and directors is 6110 Executive Boulevard, Suite 1080, Rockville, Maryland 20852.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of the Record Date have been exercised and converted.

(3) Includes 1,000,000 shares of Class A Common Stock and 1,000,000 shares of Class B Common Stock. Since each share of Class B Common Stock entitles the holder to seven votes per share on all matters submitted to a vote of shareholders, Mr. Frydman maintains 82% of the voting control of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been met.

                              ELECTION OF DIRECTORS

         Five persons are nominated for election as directors to serve until the next Annual Meeting of Shareholders and until the director's successor is duly elected and qualified. Although the Company anticipates that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the Annual Meeting, the proxy will be voted for a substitute nominee chosen by the Company's Board of Directors, or the number of directors to be elected may be reduced in accordance with the Company's Bylaws.

         The following table sets forth certain information as to the persons nominated for election as directors of the Company at the Annual Meeting.

      NAME               AGE                                  POSITION
------------------       ---       ------------------------------------------------------------
Uziel Frydman             61       Chairman of the Board, President and Chief Executive Officer

Amir Frydman              35       Director, Treasurer and Vice President-- Marketing
                                   and Product Development

Douglas A. Cummins        55       Director

Jean E. Clary             54       Director

Jason Adelman             30       Director

         UZIEL FRYDMAN has been the President and Chief Executive Officer of the Company and each of its subsidiaries since its inception in December 1982. Mr. Frydman has served as the Chairman of the Board of Directors of the Company since December 1997. Mr. Frydman is the father of Anat Schwartz and Amir Frydman.

         AMIR FRYDMAN has been a director of the Company and has served as Treasurer and Vice President - Marketing and Product Development since 1985.

         DOUGLAS A. CUMMINS has been a director of the Company since December 1997. In 1996, Mr. Cummins served as President and Chief Executive Officer of the Liggett Group, a manufacturer and distributor of cigarettes. From 1993 to 1996, Mr. Cummins served as President and Chief Executive Officer of North Atlantic Trading Co, a cigarette paper manufacturer and distributor. From 1990 to 1993, Mr. Cummins served as the President and Chief Executive Officer of Decision Marketing, an advertising and consulting firm. Mr. Cummins currently serves on the Boards of Gold Leaf Tobacco Corp., Q.E.P. Company, Inc., Smokey Mountain Products, Inc. and the Fort Ticonderoga Association.

         JEAN E. CLARY has been a director of the Company since May 1998. Ms. Clary has been the Chief Executive Officer and President of Century 21 - Clary and Associates, Inc. since January 1973. Ms. Clary is currently on the Board of Directors of Virginia Power, a wholly owned subsidiary of Dominion Resources, Inc., a public company traded on the New York Stock Exchange.

         JASON ADELMAN has been a Director of the Company since June 1998. Mr. Adelman is Managing Director of Corporate Finance at Drake & Co., Inc. From 1996 to 1997, Mr. Adelman was affiliated with Spencer Trask Securities, Inc., a New York based venture capital investment bank. Before that he was with Coopers & Lybrand LLP, where he worked in the financial services consulting practice from 1994 to 1996.

         The term of office of each director of the Company ends at the next annual meeting of the Company's shareholders or when his successor is elected and qualified. Officers of the Company serve at the discretion of the Board of Directors, subject to the terms of any employment agreements with the Company. See " -- Employment Agreements."

         All of the Company's non-employee directors receive $1,000 for attendance at each Board of Directors meeting ($500 if such meeting is attended telephonically) and are reimbursed for travel expenses incurred to attend such meetings.

         During fiscal year 1998, the Board of Directors held one meeting. No director attended fewer than 75% of such meetings of the Board of Directors or any committee thereof during the period of such director's service.

         The Company has an Audit Committee and a Compensation Committee. The Audit Committee is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. It consists of Mrs. Jean Clary and Mr. Doug Cummins. The Compensation Committee, composed of Messrs. U. Frydman, A. Frydman and Adelman, is responsible for making recommendations to the Board of Directors regarding compensation arrangements for senior management, recommendations concerning the adoption of any compensation plans in which management is eligible to participate and grants of stock options or other benefits under such plans.

         The Company does not have a Nominating Committee.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The executive officers of the Company, as well as certain key employees, and their ages as of November 3, 1998, are as follows:

      NAME                 AGE                                    POSITION
--------------------       ---      ------------------------------------------------------------
Uziel Frydman(1)            61      Chairman of the Board, President and Chief Executive Officer

Anat Schwartz               37      Vice President-- Finance and Secretary

Amir Frydman(1)             35      Director, Treasurer and Vice President-- Marketing

Zigmund Sadauskas(2)        61      Vice President-- Manufacturing Operations

Gordon F. Nahas             57      Chief Financial Officer

-------------------
(1) Reference is made to the description of the business experience of Messrs.
    U. Frydman and A. Frydman, who are also director nominees, set forth above under "Election of Directors," which is incorporated herein by reference.

(2) Mr. Sadauskas is a key employee, but not an executive officer of the Company.

         ANAT SCHWARTZ has been Vice President -- Finance and Secretary of the Company since January 1996 and Sherwood Brands, LLC (and its predecessors) since 1988, and has been a director of Sherwood Brands Overseas, Inc. since 1993.

         ZIGMUND SADAUSKAS has been Vice President -- Manufacturing Operations since March 1998. Prior to joining the Company, from 1995 to February 1998, Mr. Sadauskas was self employed as an engineer consultant. From 1984 to 1995, Mr. Sadauskas served as Chief Engineer to Stauffer-Meiji/Stauffer Biscuit Company.

         GORDON F. NAHAS has been Chief Financial Officer of the Company since August 1997. Prior to joining the Company, Mr. Nahas served as Chief Financial Officer of Classic Floor Designs, Inc. from 1997 to 1998. From 1994 to 1996, Mr. Nahas served as Controller of Capstone Pharmacy Services, Inc.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation paid during each of the three years ended December 31, 1998 to the Company's Chief Executive Officer and the other executive officer of the Company whose total 1998 salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers").

                                   SUMMARY COMPENSATION TABLE

                                                                                  ANNUAL COMPENSATION
                                                                       ----------------------------------------------
                                                                                                         OTHER ANNUAL
     NAME AND PRINCIPAL POSITION                  FISCAL YEAR           SALARY            BONUS          COMPENSATION
--------------------------------------            -----------          --------          -------         ------------
Uziel Frydman, Chairman, President and                1998             $129,520          $51,000            $3,886
   Chief Executive Officer                            1997             $108,170                -                 -
                                                      1996             $102,794                -                 -

Amir Frydman, Treasurer and Vice                      1998             $127,915          $43,500            $3,837
   President - Marketing and Product                  1997             $118,646                -                 -
   Development                                        1996             $106,059                -                 -

         The Company did not grant any options to its executive officers during the year ended July 31, 1998.

     EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with Uziel Frydman, Chairman of the Board, President and Chief Executive Officer, Anat Schwartz, Vice President -- Finance and Secretary, and Amir Frydman, Treasurer and Vice President -- Marketing and Product Development. Such agreements commenced on May 12, 1998 and are for a term of three years and provide annual base salaries of $175,000, $105,000 and $150,000 for Uziel Frydman, Anat Schwartz and Amir Frydman, respectively. In addition, such employment agreements entitle the executives to a portion of a bonus pool as determined by the Board of Directors equal to the sum of (i) the first $150,000 in excess of $1 million of Company pre tax net income (this item (i) is applicable solely for fiscal 1998) and (ii) 15% of Company pre tax net income in excess of certain incremental earnings targets. If either Uziel Frydman, Amir Frydman or Anat Schwartz is terminated without cause or upon a change in control of the Company, each is entitled to continue to receive his or her annual base salary for a period of three years, any accrued incentive compensation through the date of termination and certain other benefits. Each of the above listed executives is prohibited from competing with the Company for the duration of his or her respective employment agreement, and if terminated or upon voluntary resignation, for one year thereafter. In addition, the Company has entered into an employment agreement with Gordon F. Nahas, the Company's Chief Financial Officer, pursuant to which Mr. Nahas receives a base salary of $95,000 and is entitled to a bonus of 2% of the amount by which Company pretax income exceeds $1.27 million for the fiscal year ending July 31, 1999.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee during 1998 were Messrs. U. Frydman, A. Frydman and Adelman. Messrs. U. Frydman and A. Frydman currently serve as executive officers of the Company.

AGGREGATED OPTION EXERCISES IN 1998 AND YEAR END OPTION VALUES

         The following table sets forth information with respect to (i) the number of unexercised options held by the Named Executive Officers as of July 31, 1998 and (ii) the value as of July 31, 1998 of unexercised in-the-money options. No options were exercised by any of the Named Executive Officers in 1998.

                               NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                          UNDERLYING UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                 AT JULY 31, 1998                  AT JULY 31, 1998(1)
                          ------------------------------      -------------------------------
                          EXERCISABLE      UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
                          -----------      -------------      -----------       -------------
Uziel Frydman............     --             35,000                $0                    $0

Amir Frydman.............     --             35,000                $0                    $0

--------------------
(1) Market value of shares covered by in-the-money options on July 31, 1998, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

                              CERTAIN TRANSACTIONS

         Uziel Frydman, Chairman, President and Chief Executive Officer of the Company, has personally guaranteed the repayment of certain of the Company's indebtedness.

         In 1991, the Company issued a promissory note to Ilana Frydman, an employee of the Company and the wife of Uziel Frydman, the Chairman, President, and Chief Executive Officer of the Company, in the principal amount of $1,500,000. Such note accrued interest at 9%. The Company paid off such note upon the consummation of the Company's initial public offering in May 1998.

         Any future transactions will be on terms no less favorable to the Company than could be obtained from unaffiliated parties and will be approved by a majority of the independent and disinterested members of the Board of Directors, outside the presence of any interested directors and, to the extent deemed appropriate by the Board of Directors, the Company will obtain shareholder approval or fairness opinions in connection with any such transaction.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company has selected the firm of BDO Seidman, LLP as the independent certified public accountants of the Company for the current fiscal year. Although the selection of BDO Seidman, LLP as the independent certified public accountants of the Company does not require ratification by the Company's shareholders, the Board of Directors considers it appropriate to obtain such ratification. Accordingly, the vote of the Company's shareholders on this matter is advisory in nature and has no effect upon the Board of Directors' appointment of an accountant, and the Board of Directors may change the Company's accountant at any time without the approval or consent of the shareholders. The Board proposes and unanimously recommends that the shareholders ratify the selection of BDO Seidman, LLP.

         If the shareholders do not ratify the selection of BDO Seidman, LLP by the affirmative vote of the holders of a majority of votes cast by the shares represented in person or by proxy at the Annual Meeting, the Audit Committee will investigate the reason for shareholder rejection and the Board will reconsider the appointment.

         Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

                               GENERAL INFORMATION

         OTHER MATTERS. The Board of Directors does not intend to present any matter for action at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

         DEADLINE FOR SHAREHOLDER PROPOSALS. Proposals by holders of the Company's Common Stock which are intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in the Company's next proxy statement and form of proxy relating to that meeting no later than July 9, 1999. Such proposals must also comply in full with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

                                            By Order of the Board of Directors,



                                            UZIEL FRYDMAN
                                            CHAIRMAN OF THE BOARD

Rockville, Maryland
November 6, 1998

                             SHERWOOD BRANDS, INC.
     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

                                 COMMON STOCK

     The undersigned, a holder of either Class A and/or Class B Common Stock of Sherwood Brands, Inc., a North Carolina corporation (the "Company"), hereby appoints Anat Schwartz, as proxy for the undersigned, with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of stock of the Company that the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders of the Company, to be held on Friday, December 4, 1998, at 10:00 a.m., local time, at 807 South Main Street, Chase City, Virginia and at any adjournment(s) or postponement(s) thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND THE OTHER PROPOSALS SET FORTH.

(1) ELECTION OF Uziel Frydman, Amir Frydman, Douglas A. Cummins, Jean E. Clary and Jason Adelman as directors.

     [ ] VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any):

     ___________________________________________________________________________

     [ ] VOTE WITHHELD from all nominees listed above.

     [ ] ABSTAIN

(2) Ratification of the appointment of BDO Seidman, LLP, as the Company's independent certified public accountants.

                     FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

(3) Upon such other matters as may properly come before the Annual Meeting and any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournment(s) or postponement(s) thereof.

                               (see reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

                                  Dated:__________________________________, 1998



                                  ______________________________________________
                                                     (Signature)



                                  ______________________________________________
                                              (Signature if held jointly)

                                   IMPORTANT: Please sign exactly as your name appears and mail it promptly even though you now plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                       PROMPTLY IN THE ENVELOPE PROVIDED.
              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.